UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2017

IASIS HEALTHCARE LLC
(Exact name of registrant as specified in its charter)

Delaware	333-117362	20-1150104
(State or other jurisdiction of organization)	(Commission File Number)	(IRS Employer Identification No.)

117 Seaboard Lane, Building E Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (615) 844-2747

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	⃞

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

⃞

Item 2.02.    Results of Operations and Financial Condition.

              The information in this Report, including the Exhibit attached hereto, is furnished pursuant to Item 2.02 of this Form 8-K. Consequently, it is not deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section.  It may only be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

              On May 12, 2017, IASIS Healthcare LLC (the “Company”) issued a press release announcing its results for the fiscal second quarter and six months ended March 31, 2017.  For information regarding the results, reference is made to the press release dated May 12, 2017, and certain supplemental financial information, which are attached hereto as Exhibit 99.1 and incorporated herein by reference.

              The press release contains non-GAAP financial measures.  For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, the Company has provided reconciliations within the press release of the non-GAAP financial measures to the most directly comparable GAAP financial measures

              Adjusted EBITDA and normalized adjusted EBITDA are each non-GAAP financial measures. Adjusted EBITDA represents net earnings (loss) from continuing operations before net interest expense, income tax expense (benefit), depreciation and amortization, stock-based compensation, gain on disposal of assets, and management fees. Management fees represent monitoring and advisory fees paid to management companies affiliated with TPG and JLL. Normalized adjusted EBITDA represents adjusted EBITDA before losses associated with the Company’s Arizona health insurance marketplace exchange plan, IT conversion related costs, EHR settlements related to prior years, initial public offering, advisory and other legal and regulatory cost and costs associated with systems improvement efforts at the Company’s Houston operations. Management routinely calculates and communicates adjusted EBITDA and believes that it is useful to investors because it is commonly used as an analytical indicator within the healthcare industry to evaluate performance, allocate resources and measure leverage capacity and debt service ability. In addition, the Company uses adjusted EBITDA as a measure of financial and operating performance for its business segments and on a consolidated basis and for incentive compensation purposes. In addition, management believes that the presentation of normalized adjusted EBITDA assists investors in evaluating the Company’s ongoing operational performance by excluding the impact of certain items that the Company believes may not be reflective of underlying business performance. Neither adjusted EBITDA nor normalized adjusted EBITDA should be considered as a measure of financial performance under generally accepted accounting principles, and the items excluded from such measures are significant components in understanding and assessing financial performance. Neither adjusted EBITDA nor normalized adjusted EBITDA should be considered in isolation or as an alternative to net earnings, cash flows generated by operating, investing, or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. Adjusted EBITDA and normalized adjusted EBITDA, as presented, differ from “adjusted EBITDA” as defined under the Company’s senior secured credit agreements and may not be comparable to similarly titled measures of other companies. A table describing adjusted EBITDA and normalized adjusted EBITDA and reconciling net earnings (loss) from continuing operations to adjusted EBITDA and normalized adjusted EBITDA is included later in the press release in the attached Supplemental Consolidated Statements of Operations Information.

Item 9.01.    Financial Statements and Exhibits.

                        (d)       Exhibits.

                       99.1      Press Release dated May 12, 2017, and supplemental financial information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IASIS HEALTHCARE LLC

		By:	/s/ John M. Doyle
John M. Doyle
Chief Financial Officer

Date:	May 12, 2017

EXHIBIT INDEX

No.	Exhibit
99.1	Press Release dated May 12, 2017, and supplemental financial information.

4